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                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00898) pertaining to the Southwest Bank 401(k) Retirement Savings Plan of our report dated June 6, 2000, with respect to the financial statements and supplemental schedules of the Southwest Bank 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                       /s/ Ernst & Young LLP


St. Louis, Missouri
June 16, 2000